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                                                                EXHIBIT 10.11(c)

                            SECOND AMENDMENT TO THE
                                INTERLAND, INC.
                              STOCK INCENTIVE PLAN


         THIS AMENDMENT is made as of the 8th day of March, 2000, by Interland, Inc., a Georgia corporation (the "Company");

                              W I T N E S S E T H:

         WHEREAS, the Company established the Interland, Inc. Stock Incentive Plan (the "Plan") effective July 1, 1999 and approved by its shareholders August 26, 1999; and

         WHEREAS, Article 13 of the Plan permits the Board of Directors of the Company, upon receiving approval of the Shareholders, to amend the Plan; and

         WHEREAS, a First Amendment to the Plan was adopted by the Board of Directors on December 1, 1999 increasing the total number of Shares which may be granted or awarded under the Plan; and

         WHEREAS, the Board of Directors and Shareholders of the Company desire to amend the Plan to further increase the total number of Shares which may be granted or awarded under the Plan.

         NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the Plan is amended as follows:

1. Section 4.1 is hereby amended by deleting the number "4,500,000" and replacing it with the number "7,000,000."

2. This Second Amendment shall be effective as of the date first above written. Except as hereby amended, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned does hereby execute this Second Amendment to the Plan as of the date first above written.


                                    INTERLAND, INC.

                                    By:  /s/ Kenneth Gavranovic
                                       -----------------------------------------
                                       Kenneth Gavranovic, President